Exhibit 99.4

“Horizon Lines, Inc. Declares Dividend”

Charlotte, North Carolina, August 2, 2006—Horizon Lines, Inc. (NYSE: HRZ) announced that its Board of Directors has voted to declare a cash dividend on its outstanding shares of common stock of $0.11 per share, payable on September 15, 2006 to all stockholders of record as of the close of business on September 1, 2006.

About Horizon Lines

Horizon Lines, LLC is the nation’s leading Jones Act container shipping and integrated logistics company, operating 16 U.S.-flag vessels on routes linking the continental United States with Alaska, Hawaii, Guam, and Puerto Rico. Horizon Lines also owns Horizon Services Group, an organization with a diversified offering of cargo management and tracking services being marketed to shippers, carriers, and other supply chain participants. Horizon Lines, LLC and Horizon Services Group are wholly-owned subsidiaries of Horizon Lines, Inc., which trades on the New York Stock Exchange under the ticker symbol HRZ.

Media Contact: Michael Avara, Horizon Lines, Inc., 704-973-7000, mavara@horizonlines.com